EXHIBIT 4.148

Termination Agreement

This Agreement is executed on Apr 12, 2007 by and among:

1.	TOM EACHNET HOLDINGS (BVI) INC. , is a limited liability Company registered in P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands; and (hereinafter referred to as “Party A”);

2.	Wan Hua, a Chinese Citizen, whose Identity Card No. is 110106196207281812 with his residence address at No. 1303, Building 502, Xicui Road, Haidian District , Beijing, and Wei Hong Jun, a, Chinese Citizen, whose Identity Card No. is 452701197505200510 with his residence address at No. 32, Hechi Street, Hechi Town, Hechi City, Guangxi Province (hereinafter referred to as “Party B”); and

3.	Beijing Yi Lian Tong He Information Technology Co., Ltd, a limited company incorporated and existing under the laws of PRC with its registered address at Room 606, Building C, No. 18, South Xi Huan Road, Beijing economic and technology development area, Beijing.. (hereinafter referred to as “Party C”).

Whereas:

1.	Party A, Party B and Party C executed an Exclusive Option Agreement (hereinafter referred to as the “Exclusive Option Agreement”) on Apr 12, 2007.

2.	Party A, Party B and Party C wish to terminate the said Exclusive Option Agreement upon the satisfaction of certain conditions.

Now therefore, the Parties agree as follows:

1.	Party A, Party B and Party C agree to terminate the Exclusive Option Agreement, which shall automatically become invalid upon the effective date of this agreement.

2.	On the date when the Exclusive Option Agreement becomes invalid, the rights and obligations of Parties under the Exclusive Option Agreement shall be terminated accordingly.

3.	This Agreement shall take effect on the date when this agreement is executed .

4.	This Agreement shall be governed by the PRC laws.

5.	This Agreement is made in three copies, each held by either Party.

[Execution Page]

Party A: TOM EACHNET HOLDINGS (BVI) INC.

Authorized Representative:

(Signature):

Party B: Wan Hua , Wei Hong Jun

(Signature):

Party C: Beijing Yi Lian Tong He Information Technology Co., Ltd

Authorized Representative: Sun Wei Jing

(Signature):

Seal:

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